SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-NEIMAN MARC GROUP A

          GAMCO INVESTORS, INC.
                                 2/08/00           12,000-           24.5000
                                 2/07/00          118,000-           24.7685
                                 2/07/00            2,500-           24.7500
                                 2/04/00           11,000-           25.7386
                                 1/28/00           10,000-           25.3125
                                 1/26/00              500-           24.1250
          GABELLI FUNDS, LLC.
               THE GABELLI ASSET FUND
                                 2/08/00           40,000-           24.1395
                                 2/08/00           20,500-           24.3681
                                 2/07/00           24,500-           24.9275
                                 2/07/00           20,000-           24.7617
                                 2/04/00           40,000-           25.5429
                                 2/03/00           40,000-           25.0986
                                 1/27/00           10,000-           25.4492
                                 1/26/00           10,000-           24.7617



















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.